UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 6, 2011

Date of earliest event reported:  May 31, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 3, 2010, AdCare Health Systems, Inc. (the “Company”) filed Form 8-K reporting under Item 1.01 its entry into a purchase agreement to acquire three skilled nursing facilities located in Georgia.  On May 5, 2011, the Company filed Form 8-K reporting under Item 2.01 reporting the completion of the acquisition of two of the three skilled nursing facilities known as Southland Care Center and Autumn Breeze Healthcare Center.  The December 3, 2010 and May 5, 2011, Forms 8-K are incorporated by reference in this filing.

On May 31, 2011, CP Property Holdings, LLC, a wholly owned subsidiary of the Company completed the acquisition of the operations of and selected assets of a skilled nursing facility from SPTIHS Properties Trust and Five Star Quality Care-GA, LLC.  The property acquired is known as College Park Healthcare Center (“CPHC”), a 100 bed skilled nursing facility located in College Park, Georgia.  The purchase price was $5,250,000.

Through separate Operations Transfer Agreements, the Company obtained control of the CPHC facility effective June 1, 2011.  The Company had paid $500,000 in earnest money upon entering the purchase agreement and an additional $400,000 to extend the closing dates to April 29, 2011, for the Southland Care Center and Autumn Breeze Healthcare Center facilities and to extend the closing date to May 31, 2011 for CPHC.

To complete the acquisition of CPHC, the Company entered a business loan agreement for $2,840,000 (the “Loan 1”).  The Loan 1 matures on May 1, 2031, accrues interest at a rate of 6.25% per annum and may be repaid without penalty.  Loan 1 is secured by the CPHC facility and guaranteed by AdCare Health Systems, Inc., and by Christopher Brogdon and his spouse.  Additionally, the Company entered a short term loan agreement for $2,034,000 (the “Loan 2”).  Loan 2 is secured by the CPHC facility as well as the facility known as Autumn Breeze Healthcare Center.  Additionally, the Company has assigned certificates of deposit as additional collateral in the initial amount of $500,000.  The Company will be required to pledge additional certificates of deposit over the next eight months in the event the loan is not refinanced.  Loan 2 is also guaranteed by Christopher Brogdon and his spouse.  The Company plans to replace this short term financing with permanent long term financing prior to Loan 2’s maturity date.

Item 8.01 Other Matters

On June 1, 2011, the Company issued a press release announcing the completion of the acquisitions described under Item 2.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) are not included with this report.  The Company intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

b.

Pro Forma Financial Information.  The pro forma financial information required under 9.01(b) is not included with this report.  The Company intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit
10.1	CP Property Holdings, LLC Business Loan Agreement dated May 25, 2011
10.2	CP Property Holdings, LLC Loan Agreement dated May 27, 2011
99.1	Press Release dated June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  June 6, 2011

ADCARE HEALTH SYSTEMS, INC.

By:  /s/Martin D. Brew

Name: Martin D. Brew

Title:  Chief Financial Officer

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